Exhibit 10.4

                              CONSULTING AGREEMENT

          THIS AGREEMENT is effective the 2nd day of November, 2002, by and between ITS Networks Inc. (the "Company"), and Nicholas Bruemmer (the "Consultant").

          WHEREAS, the Company has expressed its desire to retain the services of the Consultant, as a consultant, subject to the terms and conditions herein;

          NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1. Scope of Agreement. The Company hereby retains the Consultant, subject to the terms and conditions of this Agreement. During the term of this Agreement, Consultant represents, warrants and covenants that he will devote his full-time best efforts in the perfor-mance of his duties, as set forth herein, to the sales and marketing of the Company's telephone products and services.

          2. Term. The term of this Agreement shall be a period of thirteen (13) months from the date of this Agreement. After such initial term, this Agreement shall continue month-to-month unless terminated by either party by providing 60 days prior written notice to the other party. Ter-mination of this Agreement by the Company or the Consultant will not affect the right of the Consultant to receive the compensation to which he is entitled pursuant to this Agreement.

          3. Duties. It shall be the responsibility of the Consultant to advise the Company regarding the sales and marketing of the Company's telephone products and services on a full-time basis

          4. Compensation. Compensation to the Consultant for providing services to the Company described in Paragraph 3 of this Agreement shall be 10,000. There is additional variable compensation which is subject to performance criteria which will be defined by management.

          5. Expenses. The Company shall promptly reimburse and/or advance funds to the Consultant upon his request for expenses incurred or to be incurred on behalf of Company on a fully accountable basis, such as air travel, hotel, entertainment, meals, telephone, overnight delivery, and other direct costs. It is understood and agreed that all air travel tickets will be pre-paid by the Company upon request.

          6. Working Facilities. The Consultant shall be solely responsible for his own office facilities, secretarial help and such other facilities and services as he may require to perform his duties under this Agreement.

          7. Status as Independent Contractor. Consultant acknowledges that he is an independent contractor and not an employee, servant, or agent for all purposes under state and federal law, including state and federal income tax, F.I.C.A., etc. The Company is interested only in the results of Consultant's efforts; the manner, the details, and the means of conducting his work are Consultant's sole responsibility.

          8. Confidentiality. During the term of this Agreement, the Consultant may have access to and gain knowledge of the lines of business of the Company, particularly information concerning trade secrets, trade information, business methods, sales stan-dards, processes and techniques, financial information, sales prospects, customer lists, or other valuable and confidential information. The parties acknowledge that unauthori-zed disclosure, use or misuse of the above described confidential information could cause harm to the Company. The Consultant agrees that except as required by his duties on behalf of the Company, he will not use or disclose to anyone at any time, during or after termination of this Agreement, any confidential information obtained by him in the course of his activities on behalf of the Company. This includes without limitation, infor-mation relating to customers of the Company, financial information, business methods and/or information relating to the sales and marketing of the products and/or services of the Company.

          9. Entire Agreement. This Agreement contains the entire Agreement of the parties. This Agreement supersedes all other agreements whether oral or in writing heretofore made or existing between the Company and the Consultant relating to Consultant's association with the Company.

          10. Counterparts. This Agreement may be simultaneously executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

          11. Captions, Headings, and Paragraph Titles. All captions, headings, and paragraph titles of this Agreement are for convenience only and are not to be otherwise used for interpretation or defining any of the provisions hereof.

          12. Miscellaneous. All of the conditions of the Consultant's relationship to the Company are set forth in this Agreement and/or Addendum(s) hereto. No modification of this Agreement or Addendum hereto shall be valid unless made in writing and signed by the parties. This Agreement shall be construed in accordance with the laws of the State of California.

          13. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ITS  NETWORKS  INC.                         CONSULTANT:

By:   /s/  Gustavo  Gomez                    By:   /s/  Nicholas  Breummer
      --------------------------------             -----------------------------
      Gustavo  Gomez,  President                   Nicholas  Breummer